Exhibit 99.2



                                                          Media contact:
                                                          Gordon R. Manuel
                                                          864-282-9448

                                                          Analyst Contact:
                                                          William G. Harvey
                                                          864-282-9413


FOR IMMEDIATE RELEASE
TUESDAY OCTOBER 23, 2001

                       BOWATER ANNOUNCES FINANCIAL RESULTS
         FOR THE THIRD QUARTER OF 2001 AND $230 MILLION TIMBERLAND SALE

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) today released its financial results for the third quarter of 2001. These financial results reflect the acquisition of Alliance Forest Products Inc. on September 24, 2001. Bowater reported a net loss for the third quarter of $1.8 million, or $.04 per diluted share, on sales of $558.8 million. These results compare with net income of $50.0 million, or $.96 per diluted share, on sales of $671.8 million in the third quarter of 2000. Included in the 2001 net income is a $2.7 million, or $.05 per diluted share, gain related to asset sales, and a $9.5 million, or $.18 per diluted share, gain resulting from foreign currency changes. Before these two items, the net loss was $.27 per diluted share.

         Net income for the first nine months of 2001 was $54.5 million, or $1.05 per diluted share, on sales of $1.7 billion. This compares with net income of $100.9 million, or $1.90 per diluted share, on sales of $1.8 billion for the first nine months of 2000.

         In the third quarter, Bowater curtailed newsprint production by approximately 120,000 metric tons. Market pulp production was curtailed by approximately 35,000 metric tons. In anticipation of continued weakness in demand, Bowater plans to take approximately 120,000 metric tons of newsprint and approximately 25,000 metric tons of market pulp downtime in the fourth quarter. Arnold M. Nemirow, Chairman and Chief Executive Officer said, "In the face of a very difficult economic environment, we will continue to cut costs aggressively, reduce capital spending where appropriate, manage production to match our orderbook and deliver the synergies of the Alliance acquisition."



                                     (more)

         Bowater has decided to close permanently a 90,000 metric ton per year, high cost newsprint machine at the recently acquired Coosa Pines, Alabama mill by January 31, 2002. In connection with the closure of this machine and other equipment at the mill, the company will eliminate approximately 300 jobs, or about 30% of the workforce. On October 21, Bowater temporarily curtailed production on all three newsprint machines at the mill. This curtailment of approximately 18,000 metric tons of production is part of the estimated 120,000 metric tons of newsprint downtime to be taken by Bowater in the fourth quarter.

         The Company also announced today that it has signed agreements to sell about 264,000 acres of non-strategic fee owned and leased timberlands in the Southeast for approximately $230 million, or $870 per acre, consisting of cash and notes. The sales consist of two separate transactions, one to clients and investors of Wachovia Timberland Investment Management for 147,000 acres, and the other to investors of Hancock Timber Resource Group for 117,000 acres. Completion of the sales is subject to normal conditions including the availability of financing. The sales are expected to close in the fourth quarter of 2001.

         Bowater will hold a management conference call to discuss these financial results at 10:00 AM EDT, October 23, 2001. The conference call number is 800-450-0819 or 612-332-0342 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater web site at www.bowater.com, then follow the on-screen instructions for access to the call. A replay of the call will be available from 1:30 PM EDT on Tuesday, October 23, through Tuesday, October 30, on the web site or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 604736.

         Bowater Incorporated, headquartered in Greenville, SC, is a global leader in newsprint. In addition, the company makes coated and uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 13 North American sawmills that produce softwood and hardwood lumber. Bowater also operates a facility that converts a groundwood base sheet to coated products. After the sale of the Southeast timberlands this quarter, Bowater's operations will be supported by approximately 1.5 million acres of timberlands owned or leased in the United States and Canada and 32 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, U.S. regional exchanges and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSE: BWX).

         All amounts are in US dollars.




                                     (more)

         Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2000, and from time to time, in Bowater's other filings with the Securities and Exchange Commission.



                                      # # #

                      BOWATER INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in millions except per share amounts)



                                                                         Three Months Ended              Nine Months Ended
                                                                         ------------------              -----------------
                                                                            September 30,                  September 30,
                                                                        2001            2000            2001            2000
                                                                        ----            ----            ----            ----

Sales                                                                  $558.8          $671.8       $1,748.9        $1,842.4
Cost of sales, excluding depreciation, amortization and
  cost of timber harvested                                              393.9           402.3        1,155.1         1,150.5
Depreciation, amortization and cost of timber harvested                  77.0            74.7          228.6           217.0
Distribution costs                                                       38.9            43.8          120.1           127.2
Selling and administrative expense                                       31.1            32.5           77.1            86.8
Net gain on sale of assets (2)                                            4.3             0.1           83.5             3.4
                                                                          ---             ---           ----             ---
     Operating income                                                    22.2           118.6          251.5           264.3

Other expense (income):
  Interest income                                                        (1.0)           (4.0)          (7.6)          (11.7)
  Interest expense, net of capitalized interest                          33.7            36.1          102.7            98.8
  Foreign exchange (gain) loss                                           (9.2)            2.2           (2.6)            7.5
  Other, net                                                             (2.4)            0.1           (3.1)            0.6
                                                                         ----             ---           ----            ---
                                                                         21.1            34.4           89.4            95.2
                                                                         ----            ----           ----            ----
Income before income taxes and minority interests                         1.1            84.2          162.1           169.1

Provision for income tax expense                                         (1.2)           31.8           69.2            65.9
Minority interests in the net income of subsidiaries (2)                  4.1             2.4           38.4             2.3
                                                                          ---             ---           ----             ---
Net income (loss)                                                      $ (1.8)         $ 50.0       $   54.5        $  100.9
                                                                       ======          ======       ========        ========


Basic earnings (loss) per common share: (3)                             (0.04)           0.97           1.05            1.92
                                                                        =====            ====           ====            ====

Average common shares outstanding (3)                                    52.0            51.6           51.7            52.6
                                                                         ====            ====           ====            ====

Diluted earnings (loss) per common share: (3)                           (0.04)           0.96           1.05            1.90
                                                                        =====            ====           ====            ====

Average common and common
  equivalent shares outstanding (3)                                      52.0            52.1           52.1            53.1
                                                                         ====            ====           ====            ====


                      BOWATER INCORPORATED AND SUBSIDIARIES
                     (Unaudited, in millions of US dollars)

Consolidated Balance Sheet                             September 30,         December 31,
                                                           2001                  2000
                                                           ----                  ----
Current assets:
  Cash and cash equivalents                            $   15.8             $   20.0
  Marketable securities                                     0.4                  0.4
  Accounts receivable, net                                464.1                380.8
  Inventories                                             252.0                161.9
  Other current assets                                     41.1                 52.5
                                                           ----                 ----
    Total current assets                                  773.4                615.6
                                                          -----                -----
Timber and timberlands                                    261.1                265.2
Fixed assets, net                                       3,819.2              2,981.1
Notes receivable (2)                                          -                146.0
Goodwill                                                  848.9                866.8
Other assets                                              152.8                129.4
                                                          -----                -----
                                                       $5,855.4             $5,004.1
                                                       ========             ========

Current liabilities:
  Current installments of long-term debt               $  128.1             $  141.4
  Short-term bank debt                                  1,009.5                485.0
  Accounts payable and accrued liabilities                417.7                314.7
  Income taxes payable                                      4.3                    -
  Dividends payable                                        10.1                 10.3
                                                           ----                 ----
    Total current liabilities                           1,569.7                951.4
                                                        -------                -----
Long-term debt, net of current installments             1,232.3              1,304.7
Other long-term liabilities                               332.2                319.2
Deferred income taxes                                     593.5                508.1
Minority interests in subsidiaries (2)                     86.7                123.6
Commitments and contingencies                                 -                    -
Shareholders' equity                                    2,041.0              1,797.1
                                                        -------              -------
                                                       $5,855.4             $5,004.1
                                                       ========             ========



                      BOWATER INCORPORATED AND SUBSIDIARIES
                     (Unaudited, in millions of US dollars)

                                                                       Nine Months Ended
                                                                       -----------------
Consolidated Cash Flow                                            September 30,    September 30,
                                                                      2001             2000
                                                                      ----             ----
Cash flows from (used for) operating activities                     $ 231.5          $ 273.5
                                                                    -------          -------
Cash flows from (used for) investing activities:
  Business acquisitions & related expenditures (1)                   (251.0)          (379.6)
  Cash invested in fixed assets, timber and timberlands              (173.0)          (164.5)
  Purchase of assets previously leased                                    -            (24.2)
  Disposition of fixed assets, timber and timberlands                     -              5.9
  Proceeds from sale of note receivable                               122.6                -
  Cash paid on maturity of economic hedging contracts                     -            (20.2)
  Cash from maturity of marketable securities, net                        -              1.7
                                                                        ---              ---
                                                                     (301.4)          (580.9)
                                                                     ------           ------
 Cash flows from (used for) financing activities:
  Cash dividends, including minority interests (2)                   (104.2)           (38.0)
  Purchase of common stock                                                -           (103.7)
  Financing activities, net                                           169.0            443.1
  Stock options exercised                                               0.9              2.4
  Other                                                                   -              0.7
                                                                        ---              ---
                                                                       65.7            304.5
                                                                       ----            -----
Net decrease in cash and cash equivalents                            $ (4.2)          $ (2.9)
                                                                     ======           ======



       BOWATER INCORPORATED AND SUBSIDIARIES
       Notes to the Consolidated Financial Statements



(1) On September 24, 2001, Bowater completed its acquisition of Alliance Forest Products Inc. (Alliance), a Canadian pulp and paper company. Bowater acquired all of the outstanding stock of Alliance for C$13.00 in cash plus .166 shares of Bowater Common Stock or Exchangeable Shares for each Alliance common share. Bowater shares were valued at $46.65 per share of Bowater Common Stock or Exchangeable Shares which represents a six-day average, three trading days prior to March 31, 2001 (the date of the definitive agreement), and three trading days after. The purchase price for accounting purposes totaled approximately $499.0 million, which excludes acquired debt. A breakdown of the $499.0 million is as follows:

                                                                  (in millions)
           Cash                                                     $251.0
           Issuance of 5,035,863 Bowater shares and
              exchangeable shares                                    235.0
           Estimated transaction costs                                13.0
                                                                     -----
                Total purchase price for accounting purposes,
                   excluding acquired debt                          $499.0
                                                                    ======


       We accounted for this transaction in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." Accordingly, the assets and liabilities of the acquired business are included in the Consolidated Balance Sheet at September 30, 2001. In addition, the operating results of Alliance for the period September 24, 2001, to September 30, 2001 are included in the Consolidated Statement of Operations for the period ended September 30, 2001.

(2) In the third quarter of 2001, Bowater recognized a pre-tax gain on the sale of assets of $4.3 million, or $0.05 per diluted share. In the second quarter of 2001, Bowater recognized a net pre-tax gain on the sale of assets of $85.0 million. This gain is primarily the result of the sale of a note receivable and recognition of deferred income (previously in Other Long-term Liabilities) related to a 1999 sale of timberlands. The pre-tax gain was $84.5 million ($19.2 million after tax and minority interest). A portion of the proceeds was dividended to the minority shareholder ($60.1 million). In April 2001, Bowater reached a final settlement in connection with a 1999 asset sale. Bowater recognized a $5.8 million pre-tax charge ($3.6 million after tax), or $0.07 per diluted share, in the first quarter of 2001.

(3) For the calculation of basic and diluted earnings per share for the three and nine months ended September 30, 2001 and 2000, no adjustments to net income are necessary. The effect of dilutive securities is not included in the computation for the three months ended September 30, 2001 to prevent antidilution.


A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com).